Exhibit 99.1

Revance Releases First Quarter 2017 Results
- Completed Enrollment in SAKURA 1 & 2 Phase 3 Pivotal Trials of RT002 for Glabellar Lines -

NEWARK, Calif., May 9, 2017 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing botulinum toxin products for use in treating aesthetic and therapeutic conditions, today announced results for the first quarter ended March 31, 2017.

Recent Highlights and Upcoming Milestones for DaxibotulinumtoxinA for Injection (RT002)

•
Completed enrollment for the SAKURA 1 & 2 Phase 3 pivotal trials of RT002 injectable for the treatment of glabellar (frown) lines. The SAKURA program is comprised of the two pivotal trials, plus a long-term safety trial that continues to enroll subjects. Revance plans to report topline results from the SAKURA 1 & 2 pivotal trials in the fourth quarter of 2017.

•
Presented safety, efficacy and duration-of-effect results from Phase 2 trials for RT002 injectable for the treatment of glabellar lines and cervical dystonia at TOXINS 2017, the International Neurotoxin Association Conference.

•	Presented BELMONT Phase 2 clinical data of RT002 injectable for the treatment of glabellar (frown) lines at the 2017 American Academy of Dermatology Annual Meeting.

•
Updated Phase 2 program for RT002 injectable in the management of plantar fasciitis by expanding to a multi-center study with protocol updates. The company plans to report topline results in the fourth quarter of 2017.

•	Expects to report 24-week results from all three cohorts of the Phase 2 open-label, sequential, dose-escalating study of RT002 for the treatment of cervical dystonia in the second quarter of 2017.

“Studies conducted to date with RT002 injectable involving both large and small muscles indicate not only a strong safety profile, but also that this next-generation neuromodulator can potentially deliver high response rates, long duration of effect and high patient satisfaction. These clinical results are like no other in the neuromodulator space,” said Dan Browne, President and Chief Executive Officer at Revance. “We expect to report results for our Phase 3 pivotal trials for glabellar lines, the 24-week Phase 2 results for cervical dystonia and topline Phase 2 results for our new indication, plantar fasciitis, all within the next seven months.”
Summary Financial Results
Cash and investments as of March 31, 2017 were $188.6 million.
Research and development expenses for the three months ended March 31, 2017 were $19.4 million compared to $12.4 million for the same period in 2016. The increase in research and development expenses is primarily due our SAKURA 1 and 2 Phase 3 pivotal trials of RT002 injectable.
General and administrative expenses for the three months ended March 31, 2017 were $7.8 million compared to $7.5 million for the same period in 2016. The increase in general and administrative expenses is primarily due to increased costs related to personnel, offset by a decrease in marketing expenses.
Total operating expenses for the three months ended March 31, 2017 were $27.2 million compared to $19.8 million for the same period in 2016. Stock-based compensation for the three months ended March 31, 2017 was $3.2 million. When excluding depreciation and stock-based compensation, total operating expenses for the three months ended March 31, 2017 were $23.7 million.
Net loss for the three months ended March 31, 2017 was $27.2 million compared to $19.9 million for the same period in 2016.

2017 Financial Outlook
Revance reaffirmed its financial guidance provided in January 2017. Revance expects cash burn for 2017 to be in the range of $102 to $112 million. Revance expects 2017 GAAP operating expense to be in the range of $108 to $119 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $13 to $15 million, results in projected 2017 non-GAAP operating expense of $94 to $102 million. With three clinical programs underway, Revance anticipates 2017 GAAP research and development expense to be in the range of $75 to $83 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $5 to $6 million, results in projected 2017 non-GAAP research and development expense of $69 to $75 million.

Conference Call

Individuals interested in listening to the conference call today, May 9, at 1:30pm PT/4:30pm ET, may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 3251601; or from the webcast link in the investor relations section of the Company's website at: http://investors.revance.com/index.cfm.

A replay of the call will be available beginning today at 4:30pm PT/7:30pm ET through 4:30pm PT/7:30pm ET on May 10, 2017. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 3251601. The webcast will be available in the investor relations section on the Company's website for 30 days following the completion of the call.
About Revance Therapeutics, Inc.
Revance, a Silicon Valley-based biotechnology company, is committed to the advancement of remarkable science. The company is developing a portfolio of products for aesthetic medicine and underserved therapeutic specialties, including dermatology, orthopedics and neurology. Revance’s science is based upon a proprietary peptide technology, which when combined with active drug molecules, may help address current unmet needs. Revance’s initial focus is on developing daxibotulinumtoxinA, the company’s highly purified botulinum toxin, for a broad spectrum of aesthetic and therapeutic indications, including facial wrinkles and muscle movement disorders.

The company’s lead drug candidate, DaxibotulinumtoxinA for Injection (RT002), is currently in development for the treatment of glabellar lines, cervical dystonia and plantar fasciitis with the potential to be the first long-acting neuromodulator. The company holds worldwide rights to RT002 injectable and RT001 topical and the pharmaceutical uses of its proprietary peptide technology platform. More information on Revance may be found at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2017 Financial Outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our annual report on Form 10-K filed February 28, 2017. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
Investors:

Revance Therapeutics, Inc.:
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Burns McClellan, Inc.:
Ami Bavishi
(212) 213-0006
abavishi@burnsmc.com

Trade Media, Inc.:
Nadine Tosk
(504) 453-8344
nadinepr@gmail.com

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$38,235	$63,502
Short-term investments	150,404	122,026
Restricted cash, current portion	502	—
Prepaid expenses and other current assets	8,312	7,167
Total current assets	197,453	192,695
Property and equipment, net	11,205	10,585
Restricted cash, net of current portion	580	580
Other non-current assets	216	500
TOTAL ASSETS	$209,454	$204,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,573	$3,754
Accruals and other current liabilities	14,967	12,418
Financing obligations, current portion	3,502	3,475
Total current liabilities	24,042	19,647
Financing obligations, net of current portion	983	1,872
Derivative liability associated with Medicis settlement	2,082	2,022
Deferred rent	3,576	3,648
Other non-current liabilities	100	100
TOTAL LIABILITIES	30,783	27,289
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of March 31, 2017 and December 31, 2016; 30,129,240 and 28,648,954 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	30	29
Additional paid-in capital	627,475	598,630
Accumulated other comprehensive loss	(98)	(45)
Accumulated deficit	(448,736)	(421,543)
TOTAL STOCKHOLDERS’ EQUITY	178,671	177,071
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$209,454	$204,360

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$75	$75
Operating expenses:
Research and development	19,409	12,364
General and administrative	7,754	7,455
Total operating expenses	27,163	19,819
Loss from operations	(27,088)	(19,744)
Interest income	311	310
Interest expense	(193)	(315)
Change in fair value of derivative liability associated with Medicis settlement	(60)	(14)
Other expense, net	(126)	(125)
Net loss	(27,156)	(19,888)
Unrealized gain (loss) on available for sale securities	(52)	226
Comprehensive loss	$(27,208)	$(19,662)
Net loss attributable to common stockholders:
Basic and Diluted	$(27,156)	$(19,888)
Net loss per share attributable to common stockholders:
Basic and Diluted	$(0.94)	$(0.71)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic and Diluted	28,808,195	28,005,611

Revance Therapeutics, Inc.
2017 Financial Results
(Unaudited)

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

Three Months Ended March 31, 2017
Operating expense:
GAAP operating expense	$27,163
Adjustments:
Stock-based compensation	(3,155)
Depreciation	(357)
Non-GAAP operating expense	$23,651

Revance Therapeutics, Inc.
2017 Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Fiscal Year
	2017
	Low	High
Operating expense:
GAAP operating expense	$108,000	$119,000
Adjustments:
Stock-based compensation	(13,000)	(15,000)
Depreciation	(1,000)	(2,000)
Non-GAAP operating expense	$94,000	$102,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2017
	Low	High
R&D expense:
GAAP R&D expense	$75,000	$83,000
Adjustments:
Stock-based compensation	(5,000)	(6,000)
Depreciation	(1,000)	(2,000)
Non-GAAP R&D expense	$69,000	$75,000